As filed with the Securities and Exchange Commission on September 28, 2005

Registration No. 333-125687

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3
TO

__________________

FORM S-1

__________________

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________

PLATINUM ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

__________________

Delaware	6770	14-1928384
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

152 West 57th Street, 54th Floor
New York, New York 10019
(212) 581-2401

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark Nordlicht, Chairman of the Board
Platinum Energy Resources, Inc.
152 West 57th Street, 54th Floor
New York, New York 10019
(212) 581-2401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 (212) 983-3115 – Facsimile	Mitchell C. Littman, Esq. Steven D. Uslaner, Esq. Littman Krooks LLP 655 Third Avenue New York, New York 10017 (212) 490-2020 (212) 490-2990 – Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	20,700,000 Units	$8.00	$165,600,000	$19,491.12
Shares of Common Stock included as part of the Units (2)	20,700,000 Shares	—	—	—	(3)
Warrants included as part of the Units (2)	20,700,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units (4)	20,700,000 Shares	$6.00	$124,200,000	$14,618.34
Representatives’ Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representatives’ Unit Purchase Option (“Underwriter’s Units”) (4)	900,000 Units	$10.00	$9,000,000	$1,059.30
Shares of Common Stock included as part of the Underwriter’s Units (4)	900,000 Shares	—	—	—	(3)
Warrants included as part of the Representatives’ Units (4)	900,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representatives’ Units (4)	900,000 Shares	$7.50	$6,750,000	$794.48
Total			$305,550,100	$35,963.25	(5)

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 2,700,000 Units and 2,700,000 shares of Common Stock and 2,700,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants and the warrants included in the Representatives’ Units.

(5)

$25,973.46 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, September 28, 2005

PROSPECTUS

$144,000,000

Platinum Energy Resources, Inc.

18,000,000 units

Platinum Energy Resources, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in the global oil and gas exploration and production, or E&P, industry.  We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities.  Each unit consists of:

•

one share of our common stock; and

•

one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00.  Each warrant will become exercisable on the later of our completion of a business combination or  , 2006[one year from the date of this prospectus], and will expire on           , 2009 [four years from the date of this prospectus], or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 2,700,000 additional units solely to cover over-allotments, if any (over and above the 18,000,000 units referred to above).  The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.  We have also agreed to sell to Casimir Capital L.P. and Cantor Fitzgerald & Co., the representatives of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 900,000 units at a per-unit offering price of $10.00.  The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants.  We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol        on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols         and        , respectively. We cannot assure you, however, that any of such securities will be or continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions (1)	Proceeds, before expenses, to us

Per unit	$8.00	$0.56	$7.44
Total	$144,000,000	$10,080,000	$133,920,000

——————

(1)

Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $.08 per unit ($1,440,000 in total) payable to the representatives of the underwriters.

Of the net proceeds we receive from this offering, $131,760,000 ($7.32 per unit) will be deposited into a trust account at HSBC Bank USA maintained by American Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. Casimir Capital L.P. and Cantor Fitzgerald & Co., acting as representative of the underwriters, expect to deliver our securities to investors in the offering on or about          , 2005.

Casimir Capital L.P.	Cantor Fitzgerald & Co.

                      , 2005

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Platinum Energy Resources, Inc.  The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on April 25, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more U.S. or international operating businesses in the global oil and gas E&P industry.  To date, our efforts have been limited to organizational activities.

Oil and Gas E&P Industry

The oil and gas E&P industry generally includes the exploration for and the production, purchase, transportation and sale of crude oil, natural gas and refined petroleum products.  We believe that the U.S. and international oil and gas E&P industry represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for a number of reasons, including:

•

Attractive valuations.  Based on a report by John S. Herold, Inc., an independent research firm in the global energy industry, there are a number of potential target businesses in a variety of sectors of the oil and gas E&P industry currently available at valuations that are not reflective of their full productive potential.  We believe that, as a result, these valuations are attractive to the potential acquirer as compared to those available in some other industries.

•

Lagging investment.  Based on statistics presented by Goldman Sachs Commodities Research, investment by the oil and gas E&P industry in developing additional productive capacity has lagged growth in global demand for energy over the past several years. Asian growth has fueled increased price volatility, while the energy producers have not adequately reinvested.  At the same time, the gap in price between energy assets and the underlying commodity has widened. We believe that these factors will result in a favorable operating environment following a business combination and tend to increase the value of productive oil and gas assets.

•

Strong economic growth.  World demand for energy has increased in recent years as a result of accelerated economic growth, particularly among the developing countries of Asia, according to the World Factbook published by the U.S. Central Intelligence Agency. Prominent within this trend has been the prolonged economic expansion in China which has enjoyed gross domestic product growth of approximately 9% on average over the last 20 years, with growth of approximately 9.1% in 2004 according to the World Factbook.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability initially to complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses.  We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets.  Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements.  However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

As used in this prospectus, a “target business” shall include an operating business in the oil and gas E&P industry and a “business combination” shall mean the acquisition by us of such a target business.  We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.  Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us.  Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business.

Our offices are located at 152 West 57th Street, 54th Floor, New York, New York 10019, and our telephone number is (212) 581-2401.   Upon consummation of the offering, our offices will be located at 3 Paragon, Montvale, New Jersey 07645.

The Offering

Securities offered:	18,000,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. If the representatives determine to permit separate trading of the common stock and warrants earlier than the 90th day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K announcing when such separate trading will begin. In no event will the representatives permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.  In addition, in no event will the representatives allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to  provide updated financial information to reflect the exercise of the over-allotment option.  Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the web site of the Securities and Exchange Commission after its filing.

Common stock:
Number outstanding before this offering	4,500,000 shares
Number to be outstanding after this offering	22,500,000 shares
Warrants:
Number outstanding before this offering	0
Number to be outstanding after this offering	18,000,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$6.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or
• [ ], 2006 [one year from the date of this prospectus].
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2009 [four years from the date of this prospectus] or earlier upon redemption.
Redemption:	We may redeem the outstanding warrants (including any warrants issued upon exercise of our unit purchase option):
• in whole and not in part,
• at a price of $.01 per warrant at any time after the warrants become exercisable,

	•	upon a minimum of 30 days’ prior written notice of redemption, and
•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.  We do not need the consent of the representatives of the underwriters in order to redeem the outstanding warrants.

Proposed OTC Bulletin Board symbols for our:
Units	[ ]
Common stock	[ ]
Warrants	[ ]
Offering proceeds to be held in trust:

$131,760,000 ($151,524,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering ($7.32 per unit) will be placed in a trust account at HSBC Bank USA maintained by American Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust fund (initially, approximately $1,600,000 after the payment of the expenses relating to this offering).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed, the warrant exercise price will be paid directly to us and not placed in the trust account. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

Limited payments to Insiders:	There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:
	•	Repayment of a $180,000 loan with 4% interest made by Mark Nordlicht, our chairman of the board, to cover offering expenses;
	•	Payment of up to $7,500 per month to an affiliate of Mr. Nordlicht for office space and administrative services; and
	•	Reimbursement for any expenses incident to the offering and finding a suitable business combination.
Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund (initially $7.32 per share), including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Public stockholders who convert their stock into their pro rata share of the trust fund will continue to have the right to exercise any warrants they may hold. Because the initial per share conversion price is $7.32 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and which may be lower then the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly.

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until [                        ], 2008 [three years from the date of this prospectus] unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.  See “Comparison of Offerings of Blank Check Companies” beginning on page 29 of this prospectus.  Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working (deficiency)/capital	$(128,902)	$133,380,188
Total assets	231,281	133,380,188
Total liabilities	211,093	—
Value of common stock which may be converted to cash ($7.32 per share)	—	26,338,824
Stockholders’ equity	20,188	107,041,364

The working capital excludes $35,000 of costs related to this offering which were accrued at June 30, 2005 and paid subsequent to this date. Deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

The working capital and total assets amounts include the $131,760,000 being held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus.  If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 18,000,000 shares of common stock sold in this offering, or 3,598,200 shares of common stock, at an initial per-share conversion price of $7.32, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

•

the amount in the trust fund, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•

divided by the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the oil and gas E&P industry.  We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust fund and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination.  Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination.  For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws.  However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419.  Accordingly, investors will not be afforded the benefits or protections of those rules.  Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances.  For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Since August 2003, based upon publicly available information, approximately 33 similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements.  Of these companies, only two companies have consummated a business combination, while five other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination.  Accordingly, there are approximately 31 blank check companies with more than $1.2  billion in trust that are seeking to carry out a business plan similar to our business plan.  Furthermore, there are a number of additional offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination.  While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose.  We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours.  Further, the fact that only two of such companies have completed a business combination and five of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.  Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination.  Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

In addition, we expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions.  Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates.  Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors.  While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources.  This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

We cannot assure you that we will be able to successfully compete for an attractive business combination.  Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.  If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.32 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund.  If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.  In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.  Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.32, plus interest, due to claims of such creditors.  If we are unable to complete a business combination and are forced to liquidate, Mark Nordlicht, our chairman of the board, and Barry Kostiner, our chief executive officer and a member of our board of directors, will be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us.  However, we cannot assure you that they will be able to satisfy those obligations.  Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors.  Accordingly, we cannot assure you that the actual per share liquidation price will not be less than $7.32, plus interest, due to claims of creditors.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations.  To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities.  Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share.  Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 32,700,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Casimir Capital L.P. and Cantor Fitzgerald & Co., the representatives of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•

may significantly reduce the equity interest of investors in this offering;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

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default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

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covenants that limit our ability to acquire capital assets or make additional acquisitions; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

It is likely that some of our current officers and directors will resign upon consummation of a business combination and we will have only a limited ability to evaluate the management of the target business.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel.  The future role of our key personnel following a business combination, however, cannot presently be fully ascertained.  Although we expect several of our management and other key personnel, particularly our chairman of the board and chief executive officer, to remain associated with us following a business combination, we may employ other personnel following the business combination.  Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction.  If we acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so.  If a business combination were to be structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.  In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination.  However, the ability of our key personnel to remain with the company after the consummation of a business combination will not be the determining factor as to whether or not we will proceed with any potential business combination.  If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.  While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.  These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws.  This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses.  We do not intend to have any full time employees prior to the consummation of a business combination.  All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs.  If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us.  Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.  Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination.  Due to these existing affiliations, they may have fiduciary or contractual obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of common stock in our company which were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation.  Additionally, Mark Nordlicht, our chairman of the board, has agreed with the representatives of the underwriters that he and certain of his affiliates or designees will purchase up to 1,666,667 warrants in the open market at prices not to exceed $1.20 per warrant following this offering.  The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business and completing a business combination timely.  Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934.  Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.  As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with approximately $133,360,000 which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition.  We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets.  Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements.  However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses.  In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold.  Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering.  Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

We will not generally be required to obtain a determination of the fair market value of a target business from an independent, unaffiliated third party.

The initial target business or businesses with which we enter into a business combination must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition.  The fair market value of such business generally will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.  We will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of the 80% requirement only if our board is unable to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, such as the target business being affiliated with one or more of our officers or directors.  We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value or if no such conflict exists.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction.  If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing.  We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.  In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so.  In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing.  If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.  In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business.  The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.  None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers and directors has indicated to us that he or she intends to purchase units in the offering. Any shares of common stock acquired by existing stockholders in the aftermarket will be considered as part of the holding of the public stockholders and will have the same rights as other public stockholders, including voting and conversion rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to securities acquired in the aftermarket any way they choose.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.  It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination.  If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome.  Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.  In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket.  If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.0056 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering.  The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.21% or $2.34 per share (the difference between the pro forma net tangible book value per share of $5.66, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 18,000,000 shares of common stock.  We will also issue an option to purchase 900,000 units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 900,000 warrants.  To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants options may make it more difficult to effectuate a business combination or increase the cost of the target business.  Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing.  If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing stockholders’ obligation to purchase warrants in the open market within the first forty trading days after separate trading of the warrants has commenced pursuant to agreements with Casimir Capital L.P. may support the market price of the warrants during such period and, accordingly, the market price of the warrants may substantially decrease upon the expiration of such period.

Our existing stockholders have agreed, pursuant to agreements with Casimir Capital L.P. to purchase an aggregate of 1,666,667 warrants at market prices not to exceed $1.20 per warrant within the forty-trading day period commencing on the date separate trading of the warrants commences.  Our existing stockholders will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any warrants purchased in the open market pursuant to such agreements until following the consummation of a business combination. Such warrant purchases made pursuant to the agreements may serve to support the market price of the warrants during such forty-trading day period at a price above that which would prevail in the absence of such purchases by our existing stockholders.  However, the agreements shall terminate at the end of the fortieth trading day after separate trading of the warrants has commenced or the earlier purchase of the 1,666,667 warrants.  The termination of the support provided by the purchases under the agreements with Casimir may materially adversely affect the trading price of the warrants.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus.  If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 4,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock.  In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho and Oregon may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in the states referred to in the section of this prospectus entitled “Underwriting — State Blue Sky Information,” if you are not an institutional investor, and in all states other than Idaho and Oregon, if you are an institutional investor, and the other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities.  For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in The Nasdaq Stock Market.  Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities.  Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest.  In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained.  Investors may be unable to sell their securities unless a market can be established or maintained.

One of the representatives of the underwriters in the offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

Casimir Capital L.P., one of the representatives of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities.  Casimir Capital L.P. not acting as a market maker for our securities may adversely impact the liquidity of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940.  To this end, the proceeds held in trust may only be invested by the trust agent only in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.  By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.

Each of our directors owns shares of our common stock and, although no salary or other compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.  Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.  Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.  If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price.  Our initial stockholders’ initial investment of $25,000 is less than the required $3,710,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to which could adversely affect the breadth of distribution and liquidity of our securities in light of the few states in which the units may be sold to retail investors in this offering. We cannot assure you that our offering would not be disallowed pursuant to this policy.  Thus, we may not be able to offer our securities in a particular state if the securities administrator for such state chooses to disallow the offering pursuant to this policy.  Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

Risks related to the oil and gas E&P industry

Fluctuations in energy prices may cause a reduction in the demand or profitability of the products or services we may ultimately produce or offer.

Prices for energy sources such as oil and natural gas tend to fluctuate widely based on a variety of political and economic factors. These price fluctuations heavily influence the oil and gas E&P industry.  Lower energy prices for existing products tend to limit the demand for alternate forms of energy services and related products and infrastructure.  Historically, the markets for oil and gas have been volatile and they are likely to continue to be volatile. Wide fluctuations in oil and gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and other factors that are beyond our control, including:

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worldwide and domestic supplies of oil and gas;

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weather conditions;

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the level of consumer demand;

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the price and availability of alternative fuels;

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the availability of pipeline and refining capacity;

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the price and level of foreign imports;

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domestic and foreign governmental regulations and taxes;

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the ability of the members of the Organization of Petroleum Exporting Countries (OPEC) to agree to and maintain oil price and production controls;

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political instability or armed conflict in oil-producing regions; and

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the overall economic environment.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil and gas price movements with any certainty.  If we complete a business combination with a target business that is involved with an energy source that is affected by these or other factors, there may be a decrease in the demand for the products or services we may ultimately produce or offer and our profitability could be adversely affected.

Changes in technology may render our products or services obsolete following a business combination.

The oil and gas E&P industry is substantially affected by rapid and significant changes in technology. These changes may render certain existing energy sources, such as oil and gas, services and technologies currently used obsolete.  We cannot assure you that the technologies used by or relied upon by a target business with which we effect a business combination will not be subject to such obsolescence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

Failure to comply with governmental regulations could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities.

The oil and gas E&P industry is subject to extensive federal, state, local and foreign laws and regulations related to the general population’s health and safety and those associated with compliance and permitting obligations (including those related to the use, storage, handling, discharge, emission and disposal of municipal solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development.  Existing laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Compliance with these laws, regulations and obligations could require substantial capital expenditures.  Failure to comply could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities. These costs and liabilities could adversely affect our operations following a business combination. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks.  We cannot assure you that we will be able to comply with existing or new regulations.

Our target business following a business combination and future acquisitions may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities.

Successful acquisitions may require an assessment of a number of factors, including estimates of recoverable reserves, exploration potential, future oil and gas prices, operating costs and potential environmental and other liabilities.  Such assessments are inexact and their accuracy is inherently uncertain.  In connection with our assessments, we intend to perform a review of the acquired properties which we believe is generally consistent with industry practices.  However, such a review will not reveal all existing or potential problems.  In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities.  As a result of these factors, we may not be able to acquire oil and gas or other energy properties that contain economically recoverable reserves or be able to complete such acquisitions on acceptable terms.

Oil and gas drilling and producing operations can be hazardous and may expose us to environmental liabilities.

If our target business with which we effect a business combination has oil and gas operations, we will be subject to many risks, including well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, and other environmental hazards and risks.  If any of these risks occurs, we could sustain substantial losses as a result of:

•

injury or loss of life;

•

severe damage to or destruction of property, natural resources and equipment;

•

pollution or other environmental damage;

•

clean-up responsibilities;

•

regulatory investigations and penalties; and

•

suspension of operations.

Our liability for environmental hazards could include those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them.  We expect to maintain insurance against some, but not all, of the risks described above.  Our insurance may not be adequate to cover casualty losses or liabilities.  Also, we may not be able to obtain insurance at premium levels that justify its purchase.

Our target business following a business combination may engage in hedging transactions in an attempt to mitigate exposure to price fluctuations in oil and natural gas transactions and other portfolio positions which may not ultimately be successful.

Our target business following a business combination may engage in short sales and utilize derivative instruments such as options, futures, forward contracts, interest rate swaps, caps and floors, both for investment purposes and to seek to hedge against fluctuations in the relative values of oil and natural gas, other energy portfolio positions and currency exchange and interest rates.  Hedging against a decline in the value of a portfolio position does not eliminate fluctuations in the values of portfolio positions or prevent losses if the values of such positions decline, but establishes other positions designed to gain from those same developments, thus potentially moderating the decline in the value of positions held in the portfolio.  Such hedge transactions also limit the opportunity for gain if the value of a portfolio position should increase.  Moreover, it may not be possible for us to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at a price sufficient to protect us from the decline in value of the portfolio position anticipated as a result of such a fluctuation.  The success of any hedging transactions will be subject to our ability to correctly assess the relationships between groupings of securities within our portfolio, as well as, in the case of hedges designed to address currency exchange rate and interest rate fluctuations, to correctly predict movements in the direction of such rates.  Therefore, while we may enter into such transactions to seek to reduce market currency exchange rate and interest rate risks, incorrect assessments of relationships between groupings of securities and unanticipated changes in currency or interest rates may result in a poorer overall performance than if we had not engaged in any such hedging transaction.  In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary.  Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged.  Such imperfect correlation may prevent us from achieving the intended hedge or expose us to risk of loss.

Since we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future revenues or results of operations following a business combination. Additionally, if the acquired company is in a developing country or a country that is not fully market-oriented, our operations may not develop in the same way or at the same rate  as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries of the Organization for Economic Cooperation and Development, or OECD. The OECD is an international organization helping governments tackle the economic, social and governance challenges of a globalized economy. The additional risks we may be exposed to in these cases include but are not limited to:

•

tariffs and trade barriers;

•

regulations related to customs and import/export matters;

•

tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•

cultural and language differences;

•

an inadequate banking system;

•

foreign exchange controls;

•

restrictions on the repatriation of profits or payment of dividends;

•

crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•

nationalization or expropriation of property;

•

law enforcement authorities and courts that are inexperienced in commercial matters; and

•

deterioration of political relations with the United States.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised

Gross proceeds	$144,000,000		$165,600,000

Offering expenses (1)
Underwriting discount (6% of gross proceeds)	8,640,000		9,936,000
Underwriting non-accountable expense allowance (1% of gross proceeds)	1,440,000		1,440,000
Legal fees and expenses (including blue sky services and expenses)	350,000		350,000
Miscellaneous expenses	17,982		17,982
Printing and engraving expenses	50,000		50,000
Accounting fees and expense	75,000		75,000
SEC registration fee	35,963		35,963
NASD registration fee	31,055		31,055

Net proceeds
Held in trust	131,760,000		151,524,000
Not held in trust	1,600,000		2,140,000

Total net proceeds	$133,360,000		$153,664,000
Use of net proceeds not held in trust (2)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination (3)	$300,000	(18.8)%	$300,000	(14.0)%
Payment for office space to Platinum Partners Value Arbitrage, L.P. and for administrative and support services ($7,500 per month for two years)	180,000	(11.2)%	180,000	(8.4)%
Repayment of Indebtedness to Mark Nordlicht	180,000	(11.2)%	180,000	(8.4)%
Due diligence of prospective target businesses (4)	100,000	(6.3)%	100,000	(4.6)%
Legal and accounting fees relating to SEC reporting obligations	50,000	(3.1)%	50,000	(2.3)%
Working capital to cover miscellaneous expenses (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination), D&O insurance premiums and reserves	790,000	(49.4)%	1,330,000	(62.1)%
Total	$1,600,000	(100.0)%	$2,140,000	(100.0)%

——————

(1)

A portion of the offering expenses have been paid from the funds we received from Mr. Nordlicht described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

(3)

Such amount is expected to be paid to legal, accounting and other outside professional firms to conduct due diligence once a potential target business for a business combination is identified and to assist in negotiating, structuring and documenting the ultimate business combination and the preparation and filing of the related proxy statement.

(4)

Such amount represents expenses expected to be incurred by us and our officers and directors in identifying and reviewing potential target businesses for business combinations, which may include fees to market research firms or third party consultants.

$131,760,000, or $151,524,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust account at HSBC Bank USA maintained by American Stock Transfer & Trust Company, New York, New York, as trustee.  The proceeds held in trust will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds held in trust will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation.  The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination.  Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business and to fund payments of finder’s fees or professional fees or payments of any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination.  In addition, to the extent that the funds not held in the trust fund are insufficient to cover the expenses of a business combination, such expenses would be paid out of the proceeds held in the trust fund which are released to us upon the consummation of a business combination.  In addition, it is possible that our directors, officers and/or existing stockholders could advance us the additional required funds prior to the business combination, thereby increasing the amount of excess out-of-pocket expenses that might be reimbursed following a business combination.  While it is difficult to determine what the specific operating expenses of a target business may entail following the business combination, we expect that they may include some or all of the following: capital expenditures, expenditures for future projects, general ongoing expenses including supplies and payroll, expanding markets and strategic acquisitions or alliances.

The payment to Platinum Partners Value Arbitrage, L.P., an affiliate of Mark Nordlicht, our chairman of the board, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Platinum Partners Value Arbitrage, L.P. for our benefit and is not intended to provide Mr. Nordlicht compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Platinum Partners Value Arbitrage, L.P. is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

We intend to use the excess working capital (approximately $790,000 or $1,330,000 if the over-allotment option is exercised in full) for director and officer liability insurance premiums (approximately $100,000), with the balance of $690,000, or $1,230,000 if the over-allotment option is exercised in full, being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses, including travel expenses, incurred by our existing stockholders in connection with activities on our behalf as described below.

We intend to allocate approximately $100,000 of the proceeds not held in trust for expenses incurred in examining and evaluating prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may also include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses or expenses incurred for payments to third parties for their performance of due diligence) incurred in connection with such due diligence activities.  We could also use a portion of the funds not being placed in trust to pay fees to market research firms or third party consultants to assist us with our search of a target business.  These reimbursements and payments to non-affiliated third parties that assist us with our search for a target business may be paid from the $100,000 allocated for due diligence.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finders fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so.  In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing.  If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business, which may include subsequent acquisitions, and may also be used for payments of any finder’s fees or professional fees or payments of any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination.

As of the date of this prospectus, Mark Nordlicht, our chairman of the board, has advanced to us a total of $180,000, including $5,000 advanced on August 29, 2005, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses.  The loans will be payable with 4% interest on the earlier of May 5, 2006 or the consummation of this offering.  The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act.  The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 aggregate per month administrative fees described herein and reimbursement for out-of-pocket expenses described herein, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination, including for the performance of due diligence.  However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.  Any such reimbursements would come out of the proceeds not in the trust fund.  To the extent such expenses exceed the available proceeds not deposited in the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination.   If a business combination is not consummated, the funds held in trust would be returned to investors without any deductions for such out-of-pocket expenses.   Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate.  In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering.  Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At June 30, 2005, our net tangible book value was a deficit accumulated during the development stage of $128,902, or approximately $(0.03) per share of common stock. After giving effect to the sale of 18,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,598,200 shares of common stock which may be converted into cash) at   June 30, 2005 would have been $133,381,281 or $5.66 per share, representing an immediate increase in net tangible book value of $5.69 per share to the existing stockholders and an immediate dilution of $2.34 per share or 29.21% to new investors not exercising their conversion rights.  For purposes of presentation, our pro forma net tangible book value after this offering is approximately $26,338,824 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$		$8.00
Net tangible book value before this offering		(0.03)
Increase attributable to new investors		5.69

Pro forma net tangible book value after this offering			5.66

Dilution to new investors			$2.34

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	4,500,000	20.0%	$25,000.02%		$0.01
New investors	18,000,000	80.0%	$144,000,000	99.98%	$8.00

	22,500,000	100.0%	$144,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(128,902)
Proceeds from this offering	133,360,000
Offering costs paid in advance and excluded from tangible book value before this offering	149,090
Less: Proceeds held in trust subject to conversion to cash $(131,760,000 x 19.99%)	(26,338,824)
$107,041,364
Denominator:
Shares of common stock outstanding prior to the offering	4,500,000
Shares of common stock included in the units offered	18,000,000
Less: Shares subject to conversion (18,000,000 x 19.99%)	(3,598,200)
18,901,800

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	June 30, 2005
	Actual	As Adjusted
Common stock, $.0001 par value, -0- and 3,598,200 shares which are subject to possible conversion, shares at conversion value (1)	$—	$26,338,824

Note payable - stockholder	$175,000	0

Stockholders’ equity:	$—	—
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding
Common stock, $.0001 par value, 75,000,000 shares authorized; 4,500,000 shares issued and outstanding; 14,401,800 shares issued and outstanding (excluding 3,598,200 shares subject to possible conversion), as adjusted	450	1,890
Additional paid-in capital	24,550	107,044,286
Deficit accumulated during the development stage	(4,812)	(4,812)

Total stockholders’ equity	20,188	107,041,364

Total capitalization	$195,188	$133,380,188

——————

(1)

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on April 25, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the oil and gas E&P industry.  We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.  The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date.  Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $2,000,000, including $1,440,000 representing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of approximately $8,640,000, or $9,936,000 if the underwriters’ over-allotment option is exercised in full, will be approximately $133,360,000, or $153,664,000 if the underwriters’ over-allotment option is exercised in full.  Of this amount, $131,760,000, or $151,524,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $1,600,000, or $2,140,000 if the underwriters’ over-allotment is exercised in full, will not be held in trust.  We expect that most of the proceeds held in the trust fund will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination.  We will use substantially all of the net proceeds of this offering not in trust to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination.  To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business, which may include subsequent acquisitions, and may also be used for payments of any finder’s fees or professional fees or to fund payments of any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination.  In addition, to the extent that the funds not held in the trust fund are insufficient to cover the expenses of a business combination, including the payment of finder’s fees, if any, such expenses would be paid out of the proceeds held in the trust fund which are released to us upon the consummation of a business combination.  In addition, it is possible that our directors, officers and/or existing stockholders could advance us the additional required funds prior to the business combination, thereby increasing the amount of excess out-of-pocket expenses that might be reimbursed following a business combination. While it is difficult to determine what the specific operating expenses of a target business may entail following the business combination, we expect that they may include some or all of the following: capital expenditures, expenditures for future projects, general ongoing expenses including overhead and payroll, expanding markets and strategic acquisitions or alliances.

We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination once a potential target business for a business combination is identified and to assist in negotiating, structuring and documenting the ultimate business combination and the preparation and filing of the related proxy statement, $180,000 for administrative services and support payable to Platinum Partners Value Arbitrage, L.P. (up to $7,500 per month for 24 months), $100,000 of expenses for the due diligence and investigation of a target business, which may include fees to market research firms or third party consultants, $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $790,000 or $1,330,000 if the underwriters’ over-allotment is exercised in full, for general working capital that will be used for miscellaneous expenses and reserves, including approximately $100,000 for director and officer liability insurance premiums.  We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.  We would only consummate such a fund raising simultaneously with the consummation of a business combination.

We have agreed to sell to the representatives of the underwriters an option to purchase up to a total of 900,000 units at a per unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option”.  The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash.  If circumstances warrant and in the event that any holders of the unit purchase option choose to exercise all or a portion of the unit purchase option on a cashless basis, we will receive no cash proceeds but would be required to issue additional units.  This would result in a dilutive effect to common shareholders and warrant holders at such time, the amount of which is currently not determinable.

As of the date of this prospectus, Mark Nordlicht, our chairman of the board, has advanced a total of $180,000 to us for payment of offering expenses on our behalf.  The loans will be payable with 4% annual interest on the earlier of May 5, 2006 or the consummation of this offering.  The loans will be repaid out of the proceeds of this offering not being placed in trust.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on April 25, 2005 to serve as a vehicle for the acquisition of a U.S. or international operating business in the global oil and gas E&P industry.

Oil and Gas E&P Industry

The oil and gas E&P industry generally includes the exploration for and the production, purchase, transportation and sale of crude oil, natural gas and refined petroleum products.  We believe that the U.S. and international oil and gas E&P industry represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for a number of reasons, including:

•

Attractive valuations.  Based on a report by John S. Herold, Inc., an independent research firm in the global energy industry, there are a number of potential target businesses in a variety of sectors of the oil and gas E&P industry currently available at valuations that are not reflective of their full productive potential.  We believe that, as a result, these valuations are attractive to the potential acquirer as compared to those available in some other industries.

•

Lagging investment.  Based on statistics presented by Goldman Sachs Commodities Research, investment by the oil and gas E&P industry in developing additional productive capacity has lagged growth in global demand for energy over the past several years. Asian growth has fueled increased price volatility, while the energy producers have not adequately reinvested.  At the same time, the gap in price between energy assets and the underlying commodity has widened. We believe that these factors will result in a favorable operating environment following a business combination and tend to increase the value of productive oil and gas assets.

•

Strong economic growth.  World demand for energy has increased in recent years as a result of accelerated economic growth, particularly among the developing countries of Asia, according to the World Factbook published by the U.S. Central Intelligence Agency. Prominent within this trend has been the prolonged economic expansion in China which has enjoyed gross domestic product growth of approximately 9% on average over the last 20 years, with growth of approximately 9.1% in 2004 according to the World Factbook.

We currently intend to concentrate our search for acquisition candidates on assets or companies worldwide with proved reserves exceeding 10,000,000 boe (barrels of oil equivalent).   We believe that there is a gap in value between oil and gas reserves and the price of energy commodities.   Based on our review of financial publications, oil and gas E&P companies have been purchased during the past year for significantly less than the market price of oil on commodities exchanges on a per barrel of oil equivalent basis.   In other words, we believe that profit can be captured by buying oil and gas companies or reserves, and selling the underlying oil and gas commodity.  There are factors that contribute to the gap, including risk of extraction, financing and hedging costs, but we believe many of these risks can be mitigated, while still leaving a large margin.

Governmental regulation

The oil and gas E&P industry is subject to extensive national, federal, state and local laws and regulations related to worker, consumer and third-party health and safety and those associated with compliance and permitting obligations (including those related to the use, storage, handling, discharge, emission and disposal of municipal solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development. Existing laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time up to 24 months following this offering.  We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination.  Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes.  Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations.  A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself.

These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.  While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination with the proceeds of this offering.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination.  None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us.  Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.  Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that a target business or businesses be within the oil and gas E&P industry and have a collective fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination.  To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals.  We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and/or direct contact by management to be commenced following the completion of this offering.  Our stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates.  While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation.  While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation.  The terms of any such arrangements will be negotiated with such persons on an arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination.  In no event, however, will we pay any of our existing officers, directors or stockholders, or any affiliates of our directors or officers, any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.  In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses in the oil and gas E&P industry and have a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the oil and gas E&P industry to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

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financial condition and results of operation;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry into the energy industry;

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stage of development of the energy assets;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive.  Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial, legal and other information which will be made available to us.  We expect that our chairman, chief executive officer and president will allocate a significant amount of their time, as necessary, for meetings with management and/or other representatives of target business candidates, site visits, due diligence, interviews with incumbent management, negotiations and any other activities necessary to complete a business combination.  We may also engage independent third party consultants or experts to assist us in the due diligence process although we have not identified or engaged any such consultants or experts as of the date of this prospectus.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. Other than the $7,500 aggregate per month administrative fees and reimbursement for out-of-pocket expenses incident to the offering and finding a suitable business combination, we will not pay any compensation, including finders or consulting fees, to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition.  We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses or assets whose fair market value, collectively, is at least equal to 80% of our net assets at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this may entail simultaneous acquisitions of several operating businesses.  We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses.  In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold.  Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business.  Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services or dependency on a limited customer base.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct.  In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company.  Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty.  Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction.  Any such negotiations may result in a conflict of interest.  If we acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so.  If a business combination were to be structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.  In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination.  While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.  Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business.  We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law.  In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders.  This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors.  Accordingly, they may vote on a proposed business combination with respect to shares of common stock acquired in the aftermarket any way they choose.  We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.  Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund.  Such stockholder must have also exercised its conversion rights described below.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed.  Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering.  Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $7.32, or $0.68 less than the per-unit offering price of $8.00.  Because the initial per share conversion price is $7.32 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.  An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed.  If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust fund.  Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting.  It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination.  Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.  We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets.  Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering.  There will be no distribution from the trust fund with respect to our warrants, which will expire worthless.  We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $7.32, or $0.68 less than the per-unit offering price of $8.00.  The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders.  Mark Nordlicht, our chairman of the board, and Barry Kostiner, our chief executive officer and a member of our board of directors, have agreed pursuant to agreements with us and Casimir Capital L.P., if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account.  We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors and service providers.  Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $7.32, plus interest, due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours.  Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates.  Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors.  While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources.  This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business.  Further:

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our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

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our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.  Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity and potential access to the United States public equity markets may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business in the oil and gas E&P industry.  We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 152 West 57th Street, 54th Floor, New York, New York 10019. Upon consummation of the offering, our executive offices will be located at 3 Paragon, Montvale, New Jersey 07645.   The cost for this space is included in the $7,500 per-month fee Platinum Partners Value Arbitrage, L.P. charges us for general and administrative services pursuant to a letter agreement between us and Platinum Partners Value Arbitrage, L.P.  We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Platinum Partners Value Arbitrage, L.P. is at least as favorable as we could have obtained from an unaffiliated person.  We consider our current office space adequate for our current operations.

Employees

We have three officers, all of whom are also members of our board of directors.  These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem reasonably necessary to our affairs.  The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Mr. Nordlicht and Mr. Kostiner to devote an average of approximately ten hours per week to our business.  We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC.  In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006.  A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option.  None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$131,760,000 of the net offering proceeds will be deposited into a trust account at HSBC Bank USA maintained by American Stock Transfer & Trust Company, acting as trustee.

$120,528,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $131,760,000 of net offering proceeds held in trust will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular; provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.  If the representatives determine to permit separate trading of the common stock and warrants earlier than the 90th

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K announcing when such separate trading will begin.  In no event will the representatives of the underwriters permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will only be exercised after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon our failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Mark Nordlicht	37	Chairman of the Board
Barry Kostiner	34	Chief Executive Officer, Secretary and Director
William C. Glass	34	President and Director
James E. Bashaw	42	Director
Albert Helmig	53	Director
Richard Geyser	37	Vice President
James H. Dorman	72	Executive Vice President
Jim L. Troxel	52	Executive Vice President

Mark Nordlicht has been our chairman of the board since our inception.  Mr. Nordlicht is the founder and sole managing member of the general partner of the Platinum Partners Value Arbitrage Fund, a New York based relative value fund launched in January 2003. The Value Arbitrage Fund employs various strategies across multiple asset classes and has  a 20% concentration in energy derivatives.  In addition, Mr. Nordlicht is also Chairman of Optionable Inc., a hybrid voice-electronic broker matching trades in energy swaps, futures, and options founded by Mr. Nordlicht in November 1999.  In addition, Mr. Nordlicht is formerly the founder and general partner of Northern Lights Trading, a proprietary options trading firm based in New York which employed traders in the natural gas, crude oil, cotton, coffee, gold, and silver option trading pits.  From 1998 through December 2002 Mr. Nordlicht was managing partner of West End Capital and WEC Asset Management, New York based private equity firms founded by Mr. Nordlicht.  Mr. Nordlicht earned a BA degree from Yeshiva University in 1989.

Barry Kostiner has been our chief executive officer, secretary and a member of our board of directors since inception.  Mr. Kostiner has been involved in energy trading and structuring since 1992. Mr. Kostiner has negotiated structured transactions and built trading desks in electricity, natural gas options and physical gas.  Since March 2003, he has been a principal of Ellipse Energy LLC, a consulting and private equity firm.  From March 2001 to January 2003, he was a managing director at Allegheny Energy, a energy trading and generation asset management company.  At Allegheny, as a managing director, he was responsible for the physical gas trading desk that controlled fuel supply and risk management for 2,800 MW of natural gas fired generation, with an acquisition value of over $2 billion.  He also was involved in initiating the coal trading group, the E&P asset acquisition and European trading businesses. From January 1999 until March 2001, he was a vice president at Merrill Lynch in its energy trading group which was subsequently sold to Allegheny Energy.  From October 1995 until January 1999, he was an associate at Goldman Sachs in its energy origination group.  Mr. Kostiner was a founding employee involved in business development, strategy and management for the joint venture between Goldman Sachs and Constellation Energy.  He received a BS in Electrical Engineering and MS in applied mathematics from MIT. His master’s thesis jointly supervised by Harvard’s Kennedy School of Government was on mathematics applied to deregulated electricity markets.

William C. Glass has been President and a member of our board of directors since inception.  Mr. Glass has worked in the energy industry and energy financial derivatives markets since 1996.  Mr. Glass has been an independent energy trader and consultant since December 2003.  From July 2000 to December 2003, Mr. Glass was Vice president of Marubeni Energy Incorporated’s North American Natural gas division.  He was responsible for all natural gas transactions, transportation, marketing, trading, and operations.  From February 1997 to July 2000, Mr. Glass was a senior trader at Southern Company Energy marketing. His responsibilities included managing the financial gas daily desk as well as trading gulf coast, northeast, and mid west financial products.  From October 1995 to February 1997, Mr. Glass worked at Enron as part of the risk management team. Mr. Glass holds a bachelor’s in Finance and Accounting from Texas A&M University.

James E. Bashaw has been a member of our board of directors since inception.  He is currently the CEO of James E. Bashaw & Co., a Houston based investment advisory and financial services firm.  Founded by Mr. Bashaw in November 2001, his firm manages over $350 million for its clients.  In March 1994, Mr. Barshaw opened an office for Equitable Securities Corporation, an investment advisory and financial services firm, in Nashville, Tennessee, becoming partner in 1997.  In March 1998, Mr. Bashaw founded the Galleria office of J.C. Bradford & Co., a Nashville based brokerage and investment banking firm.  The firm was sold to Paine Webber in 2000, with Paine Webber subsequently acquired by UBS Financial Services.  Mr. Bashaw was employed by J.C. Bradford until November 2001.  Under the leadership of Mr. Bashaw, the Houston office became one of the top 10 profitable offices in Paine Webber/UBS.  Mr. Bashaw brings extensive relationships in the energy industry.

Albert Helmig has been a member of our board of directors since inception.  Mr. Helmig has over 35 years of experience in the commodity trading industry.  Since 2000, Mr. Helmig has been a consultant in the commodity and energy trading industry.  From 1991 to 2000, Mr. Helmig served on the board of the New York Mercantile Exchange (NYMEX), the world’s largest energy exchange. From 1992 to 2000, Mr. Helmig served on NYMEX’s executive committee and was also Vice Chairman from 1998 to 2000.  While at NYMEX, he chaired over twenty committees including regulatory, clearing, contract design, control, delivery and marketing committees. NYMEX experienced unprecedented growth during Mr. Helmig’s tenure. As chairman of marketing and vice chairman of the exchange, he was the global spokesman for NYMEX for over ten years, representing the exchange with the energy industry, foreign governments and exchanges at industry forums worldwide. He was a member of NYMEX for 16 years and owned and operated the largest independent floor execution service on NYMEX/COMEX with an international clientele.  Mr. Helmig is currently a Director of Optionable, a hybrid voice-electronic broker matching trades in energy swaps, futures, and options, which was founded by our chairman Mark Nordlicht.  In addition, Mr. Helmig is the founder and managing partner of Gray House, a private consultancy firm with a global clientele ranging from producers, financial institutions, integrated energy companies, merchant trading corporations, and government agencies. Mr. Helmig holds BS degrees in Economics and Finance from Philadelphia University.

Richard Geyser has been our Vice President since inception.

Mr. Geyser has over 10 years of alternative investment-related experience.  Since February 2004, Mr. Geyser has been a Managing Director of Platinum Partners Value Arbitrage Fund, a private investment partnership.  From March 2003 to October 2003, he was a Director of Capital Introduction at Paravane Partners, a division of Leeb Brokerage Services.  From February 2002 to February 2003, he co-founded two hedge funds: Voyager Partners (options volatility and equity statistical arbitrage) and Entropy Partners (equity statistical arbitrage).  From 1996 through 2001, Mr. Geyser was a Senior VP at BlueStone Capital Corp during which time his clients financed dozens of publicly traded companies, including several energy-related companies.  Mr. Geyser received an MBA with High Honors from Thunderbird, the American Graduate School of International Management and an A.B. cum laude from Harvard College.

James H. Dorman has been our Executive Vice President since inception.  He brings with him 46 years of global experience in E&P. Since 2001, Mr. Dorman has been involved in various advisory projects. He has been a member of the Board of Directors for Transmeridian Exploration Inc., a public E&P company listed on the American Stock Exchange, for the past three years.  From 1996 through 2001, Mr. Dorman formed a public Canadian exploration company, Doreal Energy, and with his partners developed successful exploration projects in England, Columbia and Portugal.  From 1990 through 1995, Mr. Dorman advised Garnet Resources and American International Petroleum on the development of South American E&P assets, including the development of 1.5 mm acres in Columbia.  From 1964 through 1989, Mr. Dorman held various positions at Tenneco.  As Vice President of Exploration for the South America Division, Mr. Dorman had responsibility for 28 commercial discoveries, including the giant San Francisco – Balcon and  Colombina oil fields, prior to Tenneco’s acquisition by Shell.  Mr. Dorman began his career with Chevron in Louisiana in 1955. His diverse experience includes service as an Army Medic for the National Guard in Korea in 1951-2.  Mr. Dorman has a BS with honors in Petroleum Geology from Mississippi State University and a MS in Geology from the University of Missouri.

Jim L. Troxel has been our Executive Vice President since inception.  He has had diverse experience as a senior geologist. Mr. Troxel has held his current position of Vice President of Exploration at Thorp Petroleum Corporation, an oil and gas E&P company, since 1997.  He has overseen the drilling of 49 wells, with production of 70 BCF and 3 mm boe.  Mr. Troxel was at Amerada Hess, a public oil and gas E&P company listed on the NYSE, from 1987 through 1996, where he held the role of senior geologist.  He was responsible for discovering Hess’ largest field during this period, which produced 95 BCF and 6 mm boe. While at Texas Oil and Gas, an oil and gas E&P company, from 1980 through 1987, Mr. Troxel was an area geologist that managed a team of geologists and geophysicists that directed the drilling of exploration prospects.  For four years, he generated prospects for 4 rigs out of a 12 rig drilling program.  Mr. Troxel received his BS in Geology from the University of Oklahoma.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.  The term of office of the first class of directors, consisting of James E. Bashaw, will expire at our first annual meeting of stockholders.  The term of office of the second class of directors, consisting of Albert Helmig and William C. Glass, will expire at the second annual meeting.  The term of office of the third class of directors, consisting of Mark Nordlicht and Barry Kostiner, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.  None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity.  However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Executive Compensation

No executive officer has received any cash compensation for services rendered.  Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Platinum Partners Value Arbitrage, L.P., an affiliate of Mark Nordlicht, our chairman of the board, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Nordlicht compensation in lieu of a salary.  Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination.  However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.  There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.  Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated.  They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  For a description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since our directors beneficially own shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.  The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•

Our directors and officers may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders.  If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our directors and officers may purchase shares of common stock as part of this offering or in the open market although they have no current intention to do so.  If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.  In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.  In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria.  We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering.  Any securities acquired by existing stockholders in the aftermarket will be considered as part of the holding of public stockholders and will have the same rights as other public stockholders, including voting and conversion rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to securities acquired in the aftermarket any way they choose.  In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 26, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)		Before Offering	After Offering
Mark Nordlicht (2)	2,662,500	59.2%	11.8%
Barry Kostiner (3)	1,125,000	25.0%	5.0%
William C. Glass (4)	337,500	7.5%	1.5%
Richard Geyser (5)	112,500	2.5%	0.5%
James H. Dorman (6)	75,000	1.7%	0.3%
Jim L. Troxel (7)(9)	75,000	1.7%	0.3%
Albert Helmig	56,250	1.3%	0.3%
James E. Bashaw (8)(10)	56,250	1.3%	0.3%
All directors and executive officers as a group (six individuals)	4,500,000	100.0%	20.0%

——————

(1)

Unless otherwise indicated, the business address of each of the individuals is 157 West 57th Street, 54th floor, New York, New York 10019.

(2)

Includes 2,662,500 shares held by Platinum Management NY LLC, a limited liability company controlled by Mr. Nordlicht.

(3)

Does not include an aggregate of 656,250 shares of common stock he may receive in the event Messrs. Glass, Geyser, Dorman, Troxel or Bashaw’s shares do not vest as described below in footnotes 4, 5, 6, 7 and 8 respectively.

(4)

These shares vest in full upon the expiration of the three-year escrow period, provided Mr. Glass is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability.  In the event Mr. Glass is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(5)

These shares vest in full upon the expiration of the three-year escrow period, provided Mr. Geyser is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability.  In the event Mr. Geyser is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(6)

These shares vest in full upon the expiration of the three-year escrow period, provided Mr. Dorman is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability.  In the event Mr. Dorman is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(7)

These shares vest in full upon the expiration of the three-year escrow period, provided Mr. Troxel is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability.  In the event Mr. Troxel is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(8)

These shares vest in full upon the expiration of the three-year escrow period, provided Mr. Bashaw is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability.  In the event Mr. Bashaw is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(9)

Mr. Troxel’s business address is 1001 McKinney, Suite 2200, Houston, Texas 77002.

(10)

Mr. Bashaw’s business address is 5200 San Felipe, Houston, Texas 77056.

None of our existing stockholders, officers and directors has indicated to us that he or she intends to purchase units in the offering. Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

three years following the date of this prospectus;

•

our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared.  If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow.  If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Mr. Nordlicht has agreed with Casimir Capital L.P. that after this offering is completed and within the first forty trading days after separate trading of the warrants has commenced, he or certain of his affiliates or designees will collectively purchase up to 1,666,667 warrants in the public marketplace at prices not to exceed $1.20 per warrant. Mr. Nordlicht has agreed to purchase such warrants pursuant to agreements in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.  Such agreement has been entered into by Mr. Nordlicht and Casimir Capital L.P. as of the date of this prospectus.  Mr. Nordlicht has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination.  In addition, subject to any regulatory restrictions and subsequent to the completion of the purchase of the 1,666,667 warrants described above and within the first forty trading days after separate trading of the warrants has commenced, the representatives of the underwriters or certain of their principals, affiliates or designees has agreed to purchase 500,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. The representatives have agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination.

The warrants will trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular.   In no event will the representatives permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.  In addition, in no event will the representatives allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

Messrs. Nordlicht, Kostiner, Glass, Helmig, Bashaw, Geyser, Dorman and Troxel may be deemed to be our “parents” and “promoters,” as these terms are defined under the Federal securities laws.

CERTAIN TRANSACTIONS

We issued an aggregate of 3,250,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.0077 per share as follows:

Name	Number of Shares	Relationship to Us
Platinum Management NY LLC	1,922,918	Stockholder (beneficially owned by our Chairman)
Barry Kostiner	812,500	Chief Executive Officer, Secretary and Director
William C. Glass	243,750	President and Director
Richard Geyser	81,250	Vice President
James H. Dorman	54,166	Executive Vice President
Jim L. Troxel	54,166	Executive Vice President
Albert Helmig	40,625	Director
James E. Bashaw	40,625	Director

On September 23, 2005, our board of directors authorized a stock dividend of .3846153 of a share of common stock for each outstanding share of common stock, effectively lowering the purchase price to $.0056 per share.  The sole purpose of such stock dividend authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after the offering.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus.  The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus.  In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow.  We will bear the expenses incurred in connection with the filing of any such registration statements.

Platinum Partners Value Arbitrage, L.P., an affiliate of Mark Nordlicht, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time.  We have agreed to pay Platinum Partners Value Arbitrage, L.P. $7,500 per month for these services.  Platinum Management NY LLC is the general partner of Platinum Partners Value Arbitrage, L.P. and Mark Nordlicht is the managing member and 100% owner of Platinum Management NY LLC.  As a result, he will benefit from the transaction to the extent of his interest in Platinum Partners Value Arbitrage, L.P.  However, this arrangement is solely for our benefit and is not intended to provide Mr. Nordlicht compensation in lieu of a salary.  We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Platinum Partners Value Arbitrage, L.P. is at least as favorable as we could have obtained from an unaffiliated person.  However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

Mark Nordlicht, our chairman of the board, has advanced a total of approximately $180,000, including $5,000 advanced on August 29, 2005, to us as of the date of this prospectus to cover expenses related to this offering.  The loans will be payable with 4% annual interest on the earlier of May 5, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations.  There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.  In addition, our management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 75,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001.  As of the date of this prospectus, 4,500,000 shares of common stock are outstanding, held by eight recordholders, and there is no established trading market for our securities.  No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant.  Each warrant entitles the holder to purchase one share of common stock.  The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering.  We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering.  The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.  In no event will the representatives permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders.  This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors.  Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities.  Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed.  Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors.  No shares of preferred stock are being issued or registered in this offering.  Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination.  We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.  Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding.  Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants will trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular.  In no event will the representatives permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.  In addition, in no event will the representatives of the underwriters allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option),

•

in whole and not in part,

•

at a price of $.01 per warrant at any time after the warrants become exercisable,

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree to liquidity to cushion the market reaction, if any, to our redemption call.  If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.  We do not need the consent of the representatives of the underwriters in order to redeem the outstanding warrants.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us.  You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.  However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised.  The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock.  After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.  Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants.  However, we cannot assure you that we will be able to do so.  The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants.  If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representatives of the underwriters an option to purchase up to a total of 900,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination.  The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination.  The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors.  It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 22,500,000 shares of common stock outstanding, or 25,200,000 shares if the underwriters’ over-allotment option is exercised in full.  Of these shares, the 18,000,000 shares sold in this offering, or 20,700,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.  All of the remaining 4,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.  None of those will be eligible for sale under Rule 144 prior to June 3, 2006.  Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 225,000 shares immediately after this offering (or 252,000 if the underwriters’ exercise their over-allotment option); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 4,500,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering.  The holders of the majority of these shares are entitled to make up to two demands that we register these shares.  The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow.  We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Casimir Capital L.P. and Cantor Fitzgerald & Co. are acting as representatives, have severally, and not jointly (that is, each underwriter shall not be required to purchase more than their allocated number of units), agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Casimir Capital L.P.
Cantor Fitzgerald & Co.

Total	18,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island.  In New York, we have relied on an exemption from the state registration requirements for transactions between an issuer and an underwriter involving a firm commitment underwritten offering.  In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above.  Institutional investors in every state except Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states.  The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the states and territories of the United States are preempted from regulating the resale by shareholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because we will file periodic and annual reports under the Securities Exchange Act of 1934.  However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid.  As of the date of this prospectus, the following states do not require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale by shareholders of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee.  Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rule or regulation with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the registration of the units, common stock and warrants in these states or the availability of another applicable exemption from the state's registration requirements:

•

immediately in Colorado, District of Columbia, Illinois, Ohio, Rhode Island and Tennessee; and

•

commencing 90 days after the date of this prospectus in Rhode Island.

Pricing of Securities

We have been advised by the representatives that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.  They may allow some dealers concessions not in excess of $       per unit and the dealers may reallow a concession not in excess of $        per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 2,700,000 additional units for the sole purpose of covering over-allotments, if any.  The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.  The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.  If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$8.00	$144,000,000	$165,600,000
Discount	$0.48	$8,640,000	$9,936,000
Non-accountable Expense Allowance (1)	$0.08	$1,440,000	$1,440,000
Proceeds before expenses (2)	$7.44	$133,920,000	$154,224,000

——————

(1)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.  In the event the offering is terminated, any portion of the amounts advanced to the underwriters shall be returned to us to the extent not applied to expenses actually incurred by the underwriters.

(2)

The offering expenses are estimated to be approximately $560,000.

Warrant Solicitation Fee

We have engaged Casimir Capital L.P., one of the representatives of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants.  To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters.  In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants.  No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to the representatives, for $100, an option to purchase up to a total of 900,000 units.  The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering).  This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus.  The option and the 900,000 units, the 900,000 shares of common stock and the 900,000 warrants underlying such units, and the 900,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules.  Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus.  However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.  Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option.  We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves.  The purchase option also contains a cashless exercise provision that allows the holder of the purchase option to receive units on a net exercise basis.  The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions.  The underwriter may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, so long as stabilizing bids do not exceed the offering price of $8.00.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representatives may engage in syndicate covering transactions by purchasing our securities in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representatives may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Subject to any regulatory restrictions, within the first forty trading days after separate trading of the warrants has commenced and the insider warrant purchases have occurred, the representatives or certain of their principals, affiliates or designees have agreed to purchase up to 500,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant.  The representatives have agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination. The commitment reflects the representatives’ belief that the management team will be successful in its efforts to locate and close on a suitable business combination within the required timeframe.  No assurance, however, can be given in this regard.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have granted the representatives the right to have their designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The representatives have not named a designee as of the date of this prospectus.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future.  If any of the underwriters provide services to us after the offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into and no fee for future services will be paid prior to the date which is 90 days after the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz Levin Cohen Ferris Glovsky and Popeo, P.C., New York, New York.  Littman Krooks LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement.  The financial statements and the report of Marcum & Kliegman LLP are included in reliance upon their report given upon the authority of Marcum & Kliegman LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities.  Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC.  We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.  The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2

Financial Statements
Balance Sheet as of June 30, 2005	F-3
Statements of Operations for the period April 25, 2005 (inception) to June 30, 2005	F-4
Statements of Changes In Stockholders’ Equity for the period April 25, 2005 (inception) to June 30, 2005	F-5
Statements of Cash Flows for the period April 25, 2005 (inception) to June 30, 2005	F-6

Notes to Financial Statements	F-7 to F-10

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Platinum Energy Resources, Inc.

We have audited the accompanying balance sheet of Platinum Energy Resources, Inc. (a development stage enterprise) (the “Company”) as of June 30, 2005, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period April 25, 2005 (inception) to June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum Energy Resources, Inc. (a development stage enterprise) as of June 30, 2005 and the results of its operations and its cash flows for the period April 25, 2005 (inception) to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP
New York, New York
September 26, 2005

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

BALANCE SHEET
June 30, 2005

ASSETS
Current Assets
Cash	$82,191
Total Current Assets	82,191
Deferred Offering Costs	149,090
Total Assets	$231,281

Current Liabilities
Accrued expenses	$36,093
Note Payable — Stockholder	175,000
Total Current Liabilities	211,093
Commitments
Stockholders’ Equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized, -0- issued	—
Common stock, $.0001 par value; 75,000,000 shares authorized, 4,500,000 issued and outstanding	450
Additional paid-in capital	24,550
Deficit accumulated during the development stage	(4,812)
Total Stockholders’ Equity	20,188
Total Liabilities and Stockholders’ Equity	$231,281

The accompanying notes are an integral part of these financial statements.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENT OF OPERATIONS
For the Period from April 25, 2005 (Inception) to June 30, 2005

Formation costs	$1,000
Interest expense - stockholder	1,093
Other expenses	2,719
Net loss	$(4,812)
Weighted Average Shares Outstanding	4,500,000
Net Loss Per Share	$(0.00)

The accompanying notes are an integral part of these financial statements.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from April 25, 2005 (Inception) to June 30, 2005

	Common stock		Additional paid-in capital	Deficit accumulated during the development stage	Total stockholders’ equity
	Shares	Amount

Common shares issued to founders for cash, May 6, 2005 at $.0077 per share	3,250,000	$325	$24,675	$—	$25,000
Retroactive effect of common stock dividend, declared September 23, 2005	1,250,000	125	(125)		—
Net Loss	—	—	—	(4,812)	(4,812)
Balance at June 30, 2005	4,500,000	$450	$24,550	$(4,812)	$20,188

The accompanying notes are an integral part of these financial statements.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS
For the Period from April 25, 2005 (Inception) to June 30, 2005

Cash Flows From Operating Activities
Net loss	$(4,812)
Changes in operating liabilities:
Increase in accrued expenses	1,093
Net cash used in operating activities	(3,719)
Cash Flows From Financing Activities
Proceeds from the sale of common stock	25,000
Proceeds from note payable-stockholder	175,000
Payments of deferred offering costs	(114,090)
Net Cash Provided by Financing Activities	85,910
Net Increase in Cash and Cash at End of Period	$82,191

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Non-Cash Investing and Financing Activities:
Deferred offering cost accrued and deferred	$35,000

The accompanying notes are an integral part of these financial statements.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization, Business and Operations

Platinum Energy Resources, Inc. (a development stage enterprise) (the “Company”) was incorporated in Delaware on April 25, 2005 as a blank check company with the objective of acquiring an operating business in the energy industry.

At June 30, 2005, the Company had not yet commenced any operations. All activities through June 30, 2005 relate to the Company’s formation and the proposed public offering described below. The Company selected December 31 as its fiscal year-end.

Effective September 23, 2005, the Board of Directors approved a common stock dividend of .3846153 common shares for each 1 common share held. This resulted in the issuance of an additional 1,250,000 common shares. This transaction has been given retroactive effect in the accompanying financial statements.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”). See Note 3 for a complete discussion. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in the energy industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in United States Treasury Bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of the consummation of its first Business Combination or liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their 4,500,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Founding Stockholders.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

NOTE 2 – Summary of Significant Accounting Policies

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $1,900. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 30, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Summary of Significant Accounting Policies (continued)

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 18,000,000 units (“Units”) at a proposed offering price of $8.00 per Unit (plus up to an additional 2,700,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon thirty (30) days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third day prior to the date on which notice of redemption is given.

The Company will also issue an option, for $100, to the representatives of the underwriters in the Proposed Offering to purchase up to 900,000 Units at an exercise of $10 per Unit. The Units issuable upon exercise of this option are identical to those described in the preceding paragraph, except that the warrants underlying the Units will be exercisable at $7.50 per share. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a business combination and one year from the effective date of the Offering and expiring five years from that date of the related prospectus.  The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The option and the 900,000 units, the 900,000 shares of common stock and the 900,000 warrants underlying such units, and the 900,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules.  Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus.  Although the purchase option and its underlying securities are intended to be registered under the Offering documents, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the Offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option.  The Company would be obligated to bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this option is approximately $2,969,000 ($.165 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 49.65%, (2) risk-free interest rate of 3.89% and (3) expected life of 5 years.

The volatility calculation of 49.65% is based on the 365-day average volatility of a representative sample of seven (7) companies with an average market capitalizations of $407 million, ranging from $309 million to $595 million, that Management believes are engaged in the oil and gas energy and production industry (the “Sample Companies”). Because the Company does not

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Proposed Offering (continued)

have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. A one-year period was selected as being representative of the current environment and market valuations for companies in this sector.  Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

NOTE 4 – Deferred Offering Costs

Deferred offering costs consist principally of underwriting fees, legal, auditing, accounting, registration fees and Blue Sky fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

NOTE 5 – Note Payable – Stockholder

The Company received $175,000 from the proceeds of a note payable issued to Mark Nordlicht, an officer and stockholder of the Company. The note bears interest at 4% per annum and is payable on the earlier of May 5, 2006 or the consummation of the Proposed Offering. Accrued expenses includes $1,093 of accrued interest expense related to the note through June 30, 2005.

NOTE 6 – Commitments

The Company presently occupies office space provided by an affiliate of a Founding Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such office space and services commencing on the effective date of the Proposed Offering. Upon completion of a business combination or the distribution of the trust account to the public stockholders, the Company will no longer be required to pay this monthly fee.

Pursuant to a letter of intent executed on May 4, 2005 with Casimir Capital LP (“CCLP”) with respect to the Proposed Public Offering, the company is obligated to pay CCLP 6% underwriting discount of the gross offering proceeds and a 1% non-accountable expense allowance of the gross offering proceeds excluding any amount received related to the over-allotment option. The Company is obligated to CCLP for its reasonable out-of-pocket accountable expenses actually incurred up to $50,000 in the event that either party elects not to proceed with the public offering. Of this amount, $25,000 representing the initial amount due upon execution of this letter of intent has been accrued in the accompanying balance sheet.

The Company’s Chairman has agreed with CCLP that in the event that and after the offering is completed, within the first forty trading days after separate trading of the warrants has commenced, he or certain of his affiliates or designees will collectively purchase up to 1,666,667 warrants in the public marketplace at prices not to exceed $1.20 per warrant.  Mr. Nordlicht has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination.  In addition, subject to any regulatory restrictions and subsequent to the completion of the purchase of the 1,666,667 warrants described above and within the first forty trading days after separate trading of the warrants has commenced, CCLP or certain of its principals, affiliates or designees has agreed to purchase 500,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant.  CCLP has agreed that any warrants purchased by it or its affiliates or designees will not be sold or transferred until the completion of a business combination.

The Company has engaged CCLP, the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants.  To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the CCLP for bona fide services rendered, a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of an effective prospectus if the exercise was solicited by the underwriters.  In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for its securities, and assisting in the processing of the exercise of the warrants.  No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 – Commitments (continued)

•

the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

NOTE 7 – Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until              , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$144,000,000 Platinum Energy Resources, Inc. 18,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS
	Page
Prospectus Summary	1	Casimir Capital L.P. Cantor Fitzgerald & Co.
Summary Financial Data	5
Risk Factors	6
Use of Proceeds	16
Dilution	19
Capitalization	20
Management’s Discussion and Analysis of Financial Condition and Results of Operations	21
Proposed Business	23
Management	31
Principal Stockholders	35
Certain Transactions	37
Description of Securities	38
Underwriting	42
Legal Matters	45
Experts	45
Where You Can Find Additional Information	45
Index to Financial Statements	F-1

		, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representatives’ non-accountable expense allowance) will be as follows:

Initial Trustees' fee	$1,000	(1)
SEC Registration Fee	35,963
NASD filing fee	31,055
Accounting fees and expenses	75,000
Printing and engraving expenses	50,000
Directors and officers liability insurance premiums	100,000	(2)
Legal fees and expenses	300,000
Blue sky services and expenses	50,000
Miscellaneous	26,982	(3)

Total	$670,000

——————

(1)

In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Platinum Management NY LLC	1,922,918
Barry Kostiner	812,500
William C. Glass	243,750
Richard Geyser	81,250
James H. Dorman	54,166
Jim L. Troxel	54,166
Albert Helmig	40,625
James E. Bashaw	40,625
3,250,000

Such shares were issued on June 3, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals.  The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0077 per share.  No underwriting discounts or commissions were paid with respect to such sales.  On September 23, 2005, our board of directors authorized a stock dividend of .3846153 of a share of common stock for each outstanding share of common stock, effectively lowering the purchase price to $.0056 per share.  The sole purpose of such stock dividend authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after the offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement
1.2	Form of Selected Dealers Agreement*
3.1	Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*

Exhibit No.	Description
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
4.5	Form of Unit Purchase Option to be granted to Representatives.
5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC*
10.1	Letter Agreement among the Registrant, Casimir Capital L.P. and Mark Nordlicht.
10.2	Letter Agreement among the Registrant, Casimir Capital L.P. and Barry Kostiner.
10.3	Letter Agreement among the Registrant, Casimir Capital L.P. and William C. Glass.
10.4	Letter Agreement among the Registrant, Casimir Capital L.P. and Richard Geyser.
10.5	Letter Agreement among the Registrant, Casimir Capital L.P. and James E. Bashaw.
10.6	Letter Agreement among the Registrant, Casimir Capital L.P. and James H. Dorman.
10.7	Letter Agreement among the Registrant, Casimir Capital L.P. and Albert Helmig.
10.8	Letter Agreement among the Registrant, Casimir Capital L.P. and Jim L. Troxel.
10.9	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.10	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders.
10.11	Services Agreement between Platinum Partners Value Arbitrage, L.P. and the Registrant.*
10.12	Promissory Note, dated May 5, 2005, issued to Mark Nordlicht.*
10.13	Promissory Note, dated August 29, 2005, issued to Mark Nordlicht. *
10.14	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.15	Form of Warrant Purchase Agreement between Insiders and Casimir Capital L.P.*
23.1	Consent of Marcum & Kliegman LLP.
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1).*
24	Power of Attorney.*

——————

* Previously filed.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on  September 27, 2005.

Platinum Energy Resources, Inc.
By:	/s/ Mark Nordlicht
Mark Nordlicht
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Mark Nordlicht	Chairman of the Board	September 27, 2005
Mark Nordlicht	(principal executive and principal financial and accounting officer)
/s/ Barry Kostiner	Chief Executive Officer, Secretary and Director	September 27, 2005
Barry Kostiner
/s/ William C. Glass*	President and Director	September 27, 2005
William C. Glass
/s/ James E. Bashaw*	Director	September 27, 2005
James E. Bashaw
/s/ Albert Helmig*	Director	September 27, 2005
Albert Helmig
* By Mark Nordlicht, Power of Attorney